EXHIBIT 5.1

May 30, 2018

Tutor Perini Corporation

15901 Olden Street

Sylmar, CA 91342

RE:Registration Statement on Form S-8; Tutor Perini Corporation Omnibus Incentive Plan

Ladies and Gentlemen:

We have been requested to render this opinion in connection with filings to be made by Tutor Perini Corporation, a Massachusetts corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) of:

(i)

a Post-Effective Amendment No. 1 (the “2009 Amendment”) to the Registration Statement on Form S-8 filed with the Commission on March 10, 2009 (the “2009 Registration Statement”), relating to the Company’s Amended and Restated Tutor Perini Corporation Long-Term Incentive Plan (formerly known as the Perini Corporation 2004 Stock Option and Incentive Plan) (the “Legacy Plan”);

(ii)

a Post-Effective Amendment No. 1 (the “2015 Amendment”) to the Registration Statement on Form S-8 filed with the Commission on April 2, 2015 (the “2015 Registration Statement”), also relating to the Legacy Plan; and

(iii)

a Post-Effective Amendment No. 1 (the “2017 Amendment” and, together with the 2009 Amendment and the 2015 Amendment, the “Amendments”) to the Registration Statement on Form S-8 filed with Commission on May 26, 2017 (together with the 2009 Registration Statement and 2015 Registration Statement, the “Registration Statements”), relating to the Company’s Incentive Compensation Plan adopted on April 3, 2017 (the “Current Plan”).

Such Amendments relate to amendments to the Legacy Plan and the Current Plan, both of which have been merged into a new Omnibus Incentive Plan (the “Omnibus Plan”) adopted by the Company on May 23, 2018, providing for an aggregate of 5,782,386 shares of Common Stock, par value $1.00 per share (the “Shares”), of the Company issuable under the Omnibus Plan.

We have examined the Restated Articles of Organization and Third Amended and Restated By-Laws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statements, the Amendments and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Omnibus Plan, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts and the federal laws of the United States of America.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statements and the Amendments are in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Omnibus Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission in connection with the Amendments in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

Wilmer Cutler Pickering
Hale and Dorr LLP

By:	/s/Jeffrey A. Stein
Jeffrey A. Stein, Partner